Exhibit 10.1

CONFIDENTIAL

SEPARATION AND GENERAL RELEASE AGREEMENT

THIS SEPARATION AND GENERAL RELEASE AGREEMENT (this “Agreement”) is entered into by and between Ajay Roy (“Employee”) and PARTS iD, LLC (“Employer”). Employer, together with its past and present parent organizations, subsidiaries, affiliated entities, and related companies (including Onxy Enterprises Int’l, Corp.), and each of its and their past and present officers, directors, employees, shareholders, trustees, members, partners, employee benefit plans (and such plans’ fiduciaries, agents, administrators and insurers), attorneys, and agents (in each case, individually and in their official capacities), as well as any predecessors, future successors or assigns or estates of any of the foregoing, are collectively referred to in this Agreement as the “Released Parties.” Employee and Employer shall be referred to herein as the “Parties” or, each separately, a “Party.”

WHEREAS, Employee was engaged as Chief Operating Officer pursuant to an amended and restated Employment Agreement dated July 19, 2021 which was executed on July 20, 2021 (the “Employment Agreement”) attached hereto as Exhibit A;

WHEREAS, Employee has tendered his voluntary resignation to the Employer; and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that Employee may have against Employer and any of the other Released Parties, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or resignation from Employer.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and fully intending to be legally bound hereby, Employee and Employer AGREE as follows:

1.  Resignation of Employment. Employee’s last day of employment with the Company was June 16, 2022 (the “Resignation Date”), and he shall not perform any services for the Released Parties on or after the Resignation Date. Regardless of whether Employee signs this Agreement, Employee will be paid all compensation due and owing to him for work performed through the Resignation Date, as well as for any accrued, unused vacation time that Employee has as of the Resignation Date. If the Employee is enrolled in Employer’s medical or health benefits plans, Employee’s current benefits coverage will continue through the end of the month in which Employee’s employment ended. Thereafter, Employee may elect to continue to participate in Employer’s group health insurance plans pursuant to COBRA. Employee will receive a separate letter regarding his rights and responsibilities under COBRA.

2.  Employee’s General Release of Claims Against the Released Parties. In consideration of the Separation Payment set forth in this Agreement, Employee hereby unconditionally and irrevocably releases, waives, discharges, and gives up, to the fullest extent permitted by law, any and all Claims (as defined below) that Employee may have against Employer or any of the other Released Parties, arising on or prior to the date of Employee’s execution of this Agreement. “Claims” means any and all actions, charges, complaints, controversies, demands, causes of action, suits, rights, and/or claims whatsoever for debts, sums of money, wages, severance pay, bonuses, fees and costs, attorneys’ fees, losses, penalties, damages (including damages for pain and suffering and emotional harm) or relief of any kind, including those arising, directly or indirectly, out of (a) any promise, agreement, offer letter, contract, or understanding (including the Employment Agreement), (b) common or tort law, or (c) the laws, statutes, and/or regulations of the State of New Jersey, any other state, any local entity, or the United States, including, but not limited to, federal and state wage and hour laws (to the extent waivable), federal and state whistleblower laws, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Lilly Ledbetter Fair Pay Act of 2009, the Equal Pay Act, the Worker Adjustment and Retraining Notification Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act (excluding future COBRA rights), the Vietnam Era Veterans Readjustment Assistance Act, the Fair Credit Reporting Act, the Age Discrimination in Employment Act (“ADEA”), the Older Workers’ Benefit Protection Act, the Occupational Safety and Health Act, the Sarbanes-Oxley Act, the National Labor Relations Act, the Uniformed Services Employment and Reemployment Act, the Employee Polygraph Protection Act, the Immigration Reform Control Act, the Genetic Information Nondiscrimination Act, the Federal False Claims Act, the New Jersey Law Against Discrimination, the New Jersey Discrimination in Wages Law, the New Jersey Temporary Disability Benefits and Family Leave Insurance Law, the New Jersey Domestic Partnership Act, the New Jersey Family Leave Act, the New Jersey Civil Rights Act, the New Jersey Conscientious Employee Protection Act, the New Jersey Wage Payment Act, the New Jersey Equal Pay Law, New Jersey’s Diane B. Allen Equal Pay Act, the New Jersey Occupational Safety and Health Law, the New Jersey Civil Union Act, the New Jersey Smoking Law, the New Jersey False Claims Act, the New Jersey Genetic Privacy Act, the New Jersey Fair Credit Reporting Act, the New Jersey Emergency Responder Leave Law, the New Jersey Millville Dallas Airmotive Plant Job Loss Notification Act (a/k/a the New Jersey WARN Act), the New Jersey Earned Sick Leave Law, the New Jersey Jake Honig Compassionate Use Medical Cannabis Act, and the retaliation provisions of the New Jersey Workers’ Compensation Law, as each may be amended from time to time, whether arising directly or indirectly from any act or omission, whether intentional or unintentional. This Section releases all Claims arising up through the date of Employee’s execution of this Agreement, including those of which Employee is not aware and those not mentioned in this Agreement, as well as all Claims arising out of Employee’s employment and/or the termination of that employment. Employee expressly acknowledges and agrees that, subject to rights provided by this Agreement, by entering into this Agreement, Employee is releasing and waiving any and all rights or claims that have arisen on or before the date of Employee’s execution of this Agreement.

3. Representations; Covenant Not to Sue. Employee hereby represents and warrants that (a) Employee has not filed, caused or permitted to be filed any pending proceeding (nor has Employee lodged a complaint with any governmental or quasi-governmental authority) against any of the Released Parties, nor has Employee agreed to do any of the foregoing, (b) Employee has not assigned, transferred, sold, encumbered, pledged, hypothecated, mortgaged, distributed, or otherwise disposed of or conveyed to any third party any right or Claim against any of the Released Parties that has been released in this Agreement, and (c) Employee has not directly or indirectly assisted any third party in filing, causing or assisting to be filed, any Claim against any of the Released Parties. Except as set forth in Section 13 below, Employee covenants and agrees that he shall not encourage or solicit or voluntarily assist or participate in any way in the filing, reporting or prosecution by Employee or any third party of a proceeding or claim against any of the Released Parties. Employee acknowledges and agrees that he is not only waiving any right he may have to proceed individually, but also as a member of a class or collective action. In the event that Employee receives notice of a class or collective action against any of the Released Parties for claims arising before Employee executes this Agreement, Employee must “opt out” of and may not “opt in” to such action. Employee further agrees that he is also giving up any right he may have to recover any relief, including money damages, from the Released Parties as a member of a class or collective action.

4.  Consideration for Release of Claims. As consideration for Employee’s execution, delivery and non-revocation of this Agreement, and conditioned on Employee’s full compliance with the covenants set forth in his Employment Agreement as modified below, Employer shall provide Employee with the following:

A.	A lump sum payment in the amount equal to one (1) month of Employee’s base salary ($27,083.33), less applicable withholdings and other customary payroll deductions (the “Separation Payment”). Employer shall provide the Separation Payment within 30 days after the Effective Date of this Agreement (as defined below);

B.	Payment for twenty-two (22) unused PTO days in accordance with Company Policy;

C.	The grant of 40,000 units of restricted stock (“RSUs”) which shall vest as of the Effective Date this Agreement (as defined below); and

D.	Amendment of Employee’s post-employment non-compete as set forth below.

Employee acknowledges that Employee is not otherwise entitled to receive the Consideration set forth above including the Separation Payment and that nothing in this Agreement shall be deemed to be an admission of liability on the part of any of the Released Parties. Employee agrees that Employee will not seek any further payments or benefits from any of the Released Parties, other than those (if any) that must be provided by applicable law or pursuant to this Agreement.

5.  Non-Admission. Employee agrees that the Separation Payment made pursuant to this Agreement is not to be construed as an admission of legal liability by Employer, and that no person or entity shall utilize this Agreement or consideration received pursuant to this Agreement as evidence of an admission of liability, wrongdoing, or obligation.

6.  Confidentiality of the Amount of Separation Payment. The Employee agrees not to disclose, discuss, or publicize the amount of the Separation Payment offered under this Agreement, except to his spouse and his professional advisors (attorney, tax advisor or accountant) after he has secured their agreement to not disclose, discuss or publicize the amount of the Separation Payment, or as required by law. If Employee is subpoenaed or otherwise compelled to give testimony or provide documentation on matters covered by the confidentiality provisions of this Agreement, he agrees to notify Employer of the circumstances relating to the subpoena or other notice within five (5) calendar days of receipt of same and prior to providing any response to the subpoena or other notice. Nothing in this Agreement shall be interpreted to restrict Employee’s right or obligation: (i) to provide truthful testimony in any forum; or (ii) to cooperate fully and provide information as requested in any investigation by a governmental agency or commission.

7.  Reaffirmation of Post-Separation Covenants and Obligations. Employee reaffirms, and agrees to honor in full, the post-separation commitments and obligations set forth in his Employment Agreement including the confidentiality, non-compete, non-solicitation/non-interference and non-disparagement provisions and Employee understands that his obligations under the Employment Agreement are deemed incorporated herein by reference except as herein modified. The post-employment non-compete set forth in paragraph 7(c) of the Employment Agreement is hereby modified as follows:

c. Non-Compete. In consideration of the employment hereunder, Employee agrees that during his employment and for a period of two (2) years thereafter, he will not (and will cause any entity controlled by him not to), directly or indirectly, whether or not for compensation and whether or not as an employee, be engaged in or have any financial interest in any business that directly competes with the business of the Employer within any state, country, region or locality in which the Employer is then doing business or marketing its products or solicit advise, provide or sell any services or products of the same or similar nature to products of the Employer to any person or entity. For purposes of this non-compete a directly competitive business shall mean an entity that engages in the sale of automotive, boat, camper, powersports, motorcycle and tool parts and accessories and shall include the Company’s vendors. The Employee understands that the prohibitions contained in this Section include the e-commerce industry, which is internet based and geographically boundless and that this prohibition shall not be geographically restricted. [REMAINDER OF PARAGRAPH 7(C) SHALL REMAIN UNCHANGED.]

8.  Remedies for Breach. If Employee made any false representation or warranty under this Agreement, or otherwise breaches any section of this Agreement (including the covenants set forth in the Employment Agreement referenced herein), or otherwise seeks to bring a Claim released under this Agreement, Employer will be entitled to all relief legally available to it, including equitable relief such as an injunction, and Employee shall repay the Company the full amount of the Separation Payment (except in the event of a claim challenging this Agreement under the ADEA). The Parties agree that in a dispute arising out of or related to this Agreement, the prevailing Party shall have the right to collect from the other Party its reasonable attorneys’ fees and costs.

9.  Employer’s Confidential Information. The Employee acknowledges that during his employment with Employer, and in his role as Chief Operating Officer, he acquired confidential information about Employer’s business, including but not limited to information regarding Employer’s finances, pricing, products and new product development, software and computer programs, marketing strategies, suppliers, customers and potential customers, and knowledge, skills, and abilities of personnel. Employee further acknowledges that Employer took steps to safeguard that information, including adoption and dissemination of the Company’s Non-Disclosure and Confidentiality policies in the Employee Handbook, which Employee acknowledged receiving and reading during his employment and prior to executing this Agreement. Consistent with Employee’s ongoing obligations under that policy and his post-separation obligations contained in the Employment Agreement attached hereto at Exhibit A, Employee reaffirms that, at all times following the Resignation Date, not to disclose, use, or publish, directly or indirectly for his own benefit or for another any Confidential Information, unless compelled by law.

10.  Employee’s Return and Deletion of Employer Property. Employee represents and warrants to Employer that prior to or simultaneously with the execution of this Agreement, Employee has surrendered to Employer all property belonging to, or purchased with the funds of, Employer and any equipment (including computers and cell phones), employee or security identification or access cards, client databases, computer files, work-related email, Employer proposals, computer access codes, documents, memoranda, records, files, letters, specification or other papers (including all hand and electronic copies and other tangible forms of the foregoing) acquired by Employee by reason of his employment with Employer and in Employee’s possession or under his custody or control relating to the operations, business or affairs of Employer, its affiliates or its or their respective customers. Employee certifies that he has not shared, transferred, disclosed, or discussed any of the Company’s confidential information with any person or entity that is no longer employed by or affiliated with Employer.

11.  Non-Disparagement. In exchange for the consideration herein, each Party agrees not to, directly or indirectly, in public or private, make any oral or written (including, but not limited to, by electronic means) statements or comments which, in fact or by implication, tend to disparage the other Party.

12.  References. Employee shall direct all inquiries from prospective future employers to John Pendleton, EVP, Legal & Corporate Affairs, who shall provide neutral references which shall be limited to confirmation of the duration of Employee’s employment with the Employer, starting and ending salary.

13.  Construction of Agreement. In the event that one or more of the provisions contained in this Agreement, shall for any reason be held unenforceable in any respect under the law of any state of the United States or the United States, such unenforceability shall not affect any other provision of this Agreement, but this Agreement shall then be construed as if such unenforceable provision or provisions had never been contained herein or therein. If it is ever held that any restriction hereunder or under the Covenants Agreement is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by applicable law. This Agreement and any and all matters arising directly or indirectly here from shall be governed under the laws of the State of New Jersey without reference to choice of law rules, and Employee consents to the jurisdiction of the Superior Court of New Jersey, Middlesex County.

14.  Jury Trial Waiver. EMPLOYER AND EMPLOYEE HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY IN ANY ACTION CONCERNING THIS AGREEMENT OR ANY AND ALL MATTERS ARISING DIRECTLY OR INDIRECTLY HEREFROM AND REPRESENT THAT THEY HAVE CONSULTED WITH COUNSEL OF THEIR CHOICE OR HAVE CHOSEN VOLUNTARILY NOT TO DO SO SPECIFICALLY WITH RESPECT TO THIS WAIVER.

15.  Acknowledgments. Notwithstanding the foregoing, the Parties acknowledge as follows:

a. By entering in this Agreement, Employee does not waive any rights or claims that may arise after the date that Employee executes this Agreement.

b. This Agreement shall not affect the rights and responsibilities of the Equal Employment Opportunity Commission (the “EEOC”), the National Labor Relations Board (the “NLRB”), the Securities and Exchange Commission (the “SEC”), or any other federal or state agency to enforce applicable laws, and the Parties acknowledge and agree that this Agreement shall not be used to justify interfering with Employee’s protected right to file a charge or participate in an investigation or proceeding conducted by the EEOC, NLRB, SEC or any other federal or state agency or to provide truthful statements to any such agency at any time. Accordingly, nothing in this Agreement shall preclude Employee from filing a charge with, participating in any manner in an investigation, hearing or proceeding conducted by, or communicating with or disclosing information to the EEOC, NLRB, SEC, or any other governmental agency. For purposes of clarity, this Agreement does not limit Employee’s ability to communicate with any EEOC, NLRB, SEC or any other government agency or otherwise participate in any investigation or proceeding that may be conducted by the EEOC, NLRB, SEC, or any other government agency, including providing documents or other information, without notice to Employer. However, Employee acknowledges and agrees that he is specifically waiving his rights to any recovery in any such proceeding before the NLRB, EEOC or state civil rights agency including, but not limited to, lost wages and benefits, prospective lost wages (front pay), damages for emotional distress, punitive damages, reinstatement and other personal equitable relief, and attorneys’ fees and costs.

c. Nothing in this Agreement constitutes a release or waiver by Employee of or prevents Employee from making or asserting: (i) any claim or right Employee may have under COBRA or for unemployment insurance or workers’ compensation benefits; (ii) any claim to vested benefits under the written terms of a qualified employee pension benefit plan; (iii) any medical claim incurred during Employee’s employment that is payable under applicable medical plans or an employer-insured liability plan; (iv) any claim or right to enforce this Agreement; or (v) any claim not otherwise waivable under applicable law.

d. Nothing in this Agreement prevents disclosure of the facts and circumstances underlying any claim or cause of action alleging discrimination, harassment, or retaliation, arising under common law, equity, or any other provisions of law.

e. Employee has received all compensation, benefits and reimbursements to which he is entitled as a result of his employment with Employer, except as otherwise provided in this Agreement and as required by applicable law. Employee understands that, except as otherwise provided in this Agreement, Employee is entitled to no further payments or benefits from the Released Parties, including any bonus, equity, or severance or separation pay.

f. The equity awards contemplated in the Employment Agreement, including the Restricted Stock Unit Grant and the Performance Unit Grant (each as defined in the Employment Agreement), have not vested as of the Separation Date, and therefore are deemed forfeited as of the Resignation Date.

16.  Opportunity For Review and Revocation. Employee is hereby advised and encouraged by Employer to consult with his own independent counsel before signing this Agreement. Employee represents and warrants that Employee (a) has had sufficient opportunity to consider this Agreement, (b) has read this Agreement, (c) understands all of the terms and conditions hereof, (d) is not incompetent or had a guardian, conservator or trustee appointed for Employee, (e) has entered into this Agreement of Employee’s own free will and volition, (f) has duly executed and delivered this Agreement, (g) understands that Employee is responsible for his own attorneys’ fees and costs, (h) has been advised and encouraged by Employer to consult with Employee’s own independent counsel before signing this Agreement, (i) has had the opportunity to review this Agreement with counsel of Employee’s choice or has chosen voluntarily not to do so, (j) has been given at least twenty-one (21) calendar days to review this Agreement and before signing this Agreement and he understands that he is free to use as much or as little of the twenty-one (21) calendar-day period as he wishes or considers necessary before deciding to sign this Agreement; (k) understands that if Employee does not sign and return this Agreement to Employer (Attn: John Pendleton, EVP Legal & Corporate Affairs) on or before the end of the twenty-first (21st) day after this Agreement was provided to Employee, Employer shall have no obligation to enter into this Agreement, Employee shall not be entitled to the Separation Payment set forth in Section 4 of this Agreement, and the Separation Date shall be unaltered; (l) understands that this Agreement is valid, binding and enforceable against the Parties in accordance with its terms; and (m) understands that after signing this Agreement, he will have seven (7) calendar days to revoke his acceptance of the Agreement by providing written notice to John Pendleton, EVP Legal & Corporate Affairs within the seven calendar-day period, but that this Agreement, if not revoked, will become effective on the eighth (8th) calendar day after Employee signs it (the “Effective Date”).

17.  Headings/Counterparts. The headings of the sections in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions of this Agreement. This Agreement may be executed in two or more counterparts, and PDF, facsimile or emailed signature pages shall be treated the same as those with original signatures.

18.  Entire Agreement. This Agreement constitutes the entire agreement between Employee and Employer with respect to the subject matter hereof, and supersedes all prior or contemporaneous agreements or understanding, except that Employee reaffirms that he remains bound by the post-separation obligations in the Employment Agreement, attached hereto as Exhibit A. All post-separation obligations shall be considered cumulative and not as replacing any other, and in the event of any conflict between any post-separation obligations, such conflict shall be resolved in favor of giving the obligations at issue the broadest possible effect. Amendments to this Agreement shall not be effective unless they are in writing signed by Employee and an executive officer of Employer. No waiver by any Party at any time of any breach by the other Party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No waiver of any provision of this Agreement shall be implied from any course of dealing between or among the Parties or from any failure by any Party to assert its rights hereunder on any occasion or series of occasions.

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Employee’s signature below indicates that he is entering into this Agreement freely, knowingly, and voluntarily, with full understanding of its terms.

BY SIGNING THIS AGREEMENT, AJAY ROY ACKNOWLEDGES THAT HE DOES SO VOLUNTARILY AFTER CAREFULLY READING AND FULLY UNDERSTANDING EACH PROVISION AND ALL OF THE EFFECTS OF THIS AGREEMENT, WHICH INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS AND RESTRICTS FUTURE LEGAL ACTION AGAINST EMPLOYER AND OTHER RELEASED PARTIES.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have executed this Agreement.

Agreed to and accepted on this ___day of June, 2022.

Witness	Ajay Roy

Agreed to and accepted on this ___ day of ______________, 2022.

PARTS iD, LLC.

Antonino Ciappina
CEO

Separation & General Release Agreement – Ajay Roy

EXHIBIT A

Employment Agreement between Ajay Roy and Parts iD, LLC amended and restated on July 19, 2021 and signed on July 20, 2021.

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